                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Butler International, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          BUTLER INTERNATIONAL, INC.
                               110 SUMMIT AVENUE
                          MONTVALE, NEW JERSEY 07645



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 30, 1996



            The Annual Meeting of Stockholders of BUTLER INTERNATIONAL, INC. will be held at its headquarters facility at I 10 Summit Avenue, Montvale, New Jersey on Thursday, May 30, 1996 at 4:00 p.m. for the following purposes:

1.   To elect one director to hold office for a term of five years.

2. To vote on a proposal to amend the 1992 Stock Option Plan, 1992 Incentive Stock Option Plan, and 1992 Stock Bonus Plan by increasing the aggregate number of shares of the Company's common stock that may be subject to options under all three plans from 800,000 to 1,000,000.

3. To vote on a proposal to amend the 1992 Stock Option Plan for Non-Employee Directors by increasing the aggregate number of shares of the Company's common stock that may be subject to option from 190,000 to 250,000.

4. To transact such other business as may properly come before the meeting or any adjournments thereof. Only holders of record of the common stock and the 7 % Series B cumulative convertible preferred stock at the close of business on April 22, 1996 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.


                                         By Order of the Board of Directors,



                                         Warren F. Brecht
                                         Secretary



Montvale, New Jersey
April 24, 1996


________________________________________________________________________________

IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS EARNESTLY REQUESTED THAT YOU PROMPTLY INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. DOING SO WILL SAVE THE COMPANY THE EXPENSE OF FURTHER MAILINGS. IF YOU SIGN AND RETURN YOUR PROXY CARD WITHOUT MARKING CHOICES, IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

________________________________________________________________________________

                          BUTLER INTERNATIONAL, INC.
                               110 SUMMIT AVENUE
                              MONTVALE, NJ  07645


                                                                  April 24, 1996


                                PROXY STATEMENT

          The enclosed proxy is solicited by the Board of Directors of Butler International, Inc., a Maryland corporation (the "Company"). Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies FOR the election as a director of the nominee listed below for a term expiring in 2001; FOR the proposal to amend the 1992 Stock Option Plan, 1992 Incentive Stock Option Plan, and 1992 Stock Bonus Plan by increasing the aggregate number of shares of the Company's common stock that may be subject to option under all three plans from 800,000 to 1,000,000, and FOR the proposal to amend the 1992 Stock Option Plan for non-employee directors by increasing the aggregate number of shares of the Company's common stock that may be subject to options thereunder from 190,000 to 250,000. In the event that a nominee for director becomes unavailable to serve, which management does not anticipate, the persons named in the proxy reserve full discretion to vote for any other person who may be nominated. Any stockholder giving a proxy may revoke the same at any time prior to the voting of such proxy. This Proxy Statement and the accompanying proxy are being mailed on or about April 24, 1996.

          Each stockholder of the Company will be entitled to one vote for each share of common stock and each share of 7% Series B convertible preferred stock, standing in his or her name on the books of the Company at the close of business on April 22, 1996. On that date, the Company had outstanding and entitled to vote 6,046,639 shares of common stock and 2,451,898 shares of 7% Series B cumulative convertible preferred stock.

                        PROPOSAL 1: ELECTION OF DIRECTOR

     Pursuant to the Company's Articles of Incorporation and By-Laws, as amended, the Board of Directors currently consists of five classes of directors having staggered terms of five years each (except for Nikhil S. Nagaswami who was elected as a Fifth Class Director in 1994 to hold office for four years). One Director's term expires at each Annual Meeting, with the term of the Second Class Director expiring at this year's Annual Meeting. Unless instructed to the contrary on the proxy, the persons named in the proxy will vote for the election of John F. Hegarty as a Second Class Director to hold office for five years.
The nominee has been a Director of the Company since 1985.

NOMINEE FOR DIRECTOR -- TERM EXPIRES IN 2001

JOHN F. HEGARTY

     Mr. Hegarty, age 69, is the Secretary and a Director of UAS Automation Systems, Inc. ("UAS"), a manufacturer of tile removal equipment. He has been a director and officer of UAS since June, 1983, serving as its Chairman until 1990. Mr. Hegarty was a co-founder, President, and Chief Executive Officer of National Semiconductor Corporation (1959-1967) and a co-founder and director of General Semiconductor Corporation (1968-1981), which was acquired by Square D Company in 1984. Mr. Hegarty holds a Bachelor's degree in electrical engineering from Manhattan College.

     The election of the Second Class Director requires the approval of a majority of the votes cast by holders of the shares of the Company's common stock and the Company's 7% Series B cumulative convertible preferred stock, voting together as a single class. Any shares not voted, whether by broker non-vote or otherwise, have no impact on the outcome of the vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF MR. JOHN F. HEGARTY AS SECOND CLASS DIRECTOR.

                        DIRECTORS CONTINUING IN OFFICE

EDWARD M. KOPKO                               DIRECTOR SINCE 1985 -- TERM
                                              EXPIRES IN 1999

    Mr. Edward M. Kopko, age 41, has been the President and the Chairman of the Board of Directors of the Company since its inception in November, 1985. Mr. Kopko has also been the Chairman, President and Chief Executive Officer of Butler Service Group, Inc. since 1989, and the chairman of other Butler subsidiaries, devoting his full time to the business of Butler and its subsidiaries. Mr. Kopko is an officer and member of the Executive Committee of the National Technical Services Association, the predominant trade association for the contract technical services industry. Mr. Kopko also has been the President and Chairman of the Board of Directors of North American Holding Corporation ("NA Holding"), a financial services holding company, since its inception in March, 1983, and of its subsidiaries, including North American Investment Corp. ("NAIC"). A petition under federal bankruptcy laws was filed against NA Holding in June, 1992 and against NAIC in July, 1992. From 1987 through 1991, Mr. Kopko served on the State of Connecticut Retirement Plans and Trust Funds Investment Advisory Council, which administered the multi-billion-dollar state pension funds. Mr. Kopko holds a B.A. degree in economics from the University of Connecticut, an M.A. degree in economics from Columbia University, and he undertook doctoral work in economics at Columbia.

FREDERICK H. KOPKO, JR.                       DIRECTOR SINCE 1985 -- TERM
                                              EXPIRES IN 1997

     Mr. Frederick H. Kopko, Jr., age 40, is a partner of the law firm of McBreen, McBreen & Kopko, Chicago, Illinois, and has been associated with that firm since January, 1990. Mr. Kopko practices in the area of corporate law. Previously, he was a managing partner of the Chicago law firm of D'Ancona & Pflaum and was associated with that firm from August, 1983 through December, 1989. He has been a director of Mercury Air Group, Inc. since November, 1992. Mr. Kopko received a B.A. degree in economics from the University of Connecticut, a J.D. degree from Notre Dame Law School, and an M.B.A. degree from the University of Chicago. He is the brother of Edward M. Kopko.

HUGH G. MCBREEN                               DIRECTOR SINCE 1986 -- TERM
                                              EXPIRES IN 2000

     Mr. McBreen, age 41, is a partner of the law firm of McBreen, McBreen & Kopko and has been associated with that firm since September, 1983. He is also the Secretary of Peter J. McBreen and Associates, Inc., a risk management and loss adjustment company. Mr. McBreen practices in the area of aviation law. He received an A.B. degree from Dartmouth College and a J.D. degree from Notre Dame Law School.

NIKHIL S. NAGASWAMI                           DIRECTOR SINCE 1994 -- TERM
                                              EXPIRES IN 1998

Mr. Nagaswami, age 39, is currently an independent management consultant. From August, 1992 until August, 1994, he was associated with Scott Paper Company, where he was Director-Corporate Planning and Analysis. From 1988 through 1990, Mr. Nagaswami was a senior associate with Braxton Associates (the strategic consulting division of Deloitte & Touche), specializing in the development of corporate, business unit and product-line strategies. During 1990 through 1992, when he served as an independent advisor to the Board of Directors of Butler, he played a key role in developing Butler's long-term strategy, restructuring its operations, and implementing management processes. Mr. Nagaswami received a Bachelors of Technology degree in metallurgy from the Indian Institute of Technology, a Masters of Applied Science degree in materials science and metallurgy from the University of Delaware, and an M.B.A. degree from the Wharton School, University of Pennsylvania in financial management, strategic planning and control.

                      MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors met ten times during 1995. The Board of Directors has two standing committees, the Audit Committee and the Executive Compensation Committee. The Company does not have a nominating committee of the Board of Directors.

The Audit Committee consists of Messrs. Frederick H. Kopko, Jr., Hegarty, McBreen, and Nagaswami. The functions of the Audit Committee are to review with the Company's independent public auditors the scope and adequacy of the audit to be performed by such independent public auditors; the accounting practices, procedures, and policies of the Company; and to review all related party transactions. The Committee met two times in 1995.

    The Executive Compensation Committee consists of Messrs. Frederick H. Kopko, Jr., Hegarty, McBreen, and Nagaswami. The Committee makes recommendations to the Board with respect to salaries of employees and is responsible for determining the amount and allocation of any incentive bonuses among the employees. In addition, the Committee is authorized to grant stock options under the Company's Incentive Stock Option Plans and Non-qualified Stock Option Plans, awards under the Company's Stock Bonus Plan, and loans under the 1990 Employee Stock Purchase Plan to Company individuals who are not members of the Board. The Committee met two times during 1995.

     All members of the Board attended 100% of the appropriate meetings.

                            DIRECTORS COMPENSATION

    The directors of the Company, who are not also full-time employees of the Company, receive a fee of $1,000 for attendance at each meeting of the Board of Directors and $850 per Committee meeting attended. The cash compensation paid to the four nonemployee directors combined in 1995 was $37,600; the directors waived payment of compensation in the amount of $16,000 for Board meetings held in the fourth quarter of 1995. Directors who are not also employees have participated in the 1989 Directors Stock Option Plan, the 1990 Employee Stock Purchase Plan, the 1992 Stock Option Plan for Non-Employee Directors, and other option grants in prior years.

                         EXECUTIVE OFFICERS OF THE COMPANY

                         POSITIONS AND OFFICES CURRENTLY HELD WITH
                         -----------------------------------------
NAME AND AGE                  THE COMPANY OR SUBSIDIARIES
- ------------                  ---------------------------

Edward M. Kopko, 41           Chairman of the Board of Directors and
                               Chief Executive Officer of the Company;
                               President and Chief Executive Officer
                               of Butler Service Group, Inc

Warren F. Brecht, 63          Senior Vice President and Secretary of the Company
                               Senior Vice President-Administration and
                               Investor Relations and Secretary of
                               Butler Service Group, Inc.

Robert F. Murphy, 35          Senior Vice President of the Company and
                               of Butler Service Group, Inc.

Michael C. Hellriegel. 42     Senior Vice President-Finance and Treasurer of the
                               Company and of Butler Service Group, Inc.

     The executive officers of the Company, who are appointed by the Board of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified. The executive officers of the Company's subsidiaries, who are appointed by such subsidiaries' Boards of Directors, hold office for one-year terms or until their respective successors have been duly elected and have qualified.

     Mr. Brecht has been Senior Vice President and Secretary of the Company since November, 1995. He had been the Secretary of the Company since its inception and the Vice President and Treasurer of the Company since April, 1987. He concurrently became Senior Vice President - Administration and Investor Relations of Butler Service Group, Inc. in August, 1990 and Secretary in January, 1993. Mr. Brecht was a vice-president of Northeast Utilities from June, 1977 through October, 1985, where he directed the accounting, tax, internal audit and management information systems departments. From 1972 to 1977, he was the Assistant Secretary for Administration, United States Department of the Treasury. Mr. Brecht received a B.A. degree in economics from DePauw, University and an M.B.A. degree from Harvard Business School.

     Mr. Murphy has been Senior Vice President since November, 1995. He served as Vice President - Special Projects and Vice President - Corporate Planning during the period August, 1990 to November, 1995; and was Controller of the Company from September, 1988 through 1992. Mr. Murphy joined the Company in May, 1988. From 1983 to May, 1988 he worked in the Audit Group of Ernst & Whinney, where he was an audit manager at the time he joined the Company. Mr. Murphy received a B.A. degree from the State University of New York at Albany and is a Certified Public Accountant.

     Mr. Hellriegel was appointed Senior Vice President-Finance and Treasurer of the Company in November, 1995. Prior to that he had served as Vice President and Controller of the Company since January, 1993 and of Butler Service Group, Inc. since August, 1988. He joined the Finance staff of Butler International in 1981. Mr. Hellriegel received a B.S. degree from St. Peter's College and an M.B.A. degree, with a concentration in Finance, from Fairleigh Dickinson University. He is a Certified Public Accountant.

                             PRINCIPAL STOCKHOLDERS

     On April 22, 1996, the directors, current and certain former executive officers of the Company, all persons known by the Company to be the beneficial owners of more than 5 % of the Company's outstanding common stock, and all directors and officers of the Company and its subsidiaries as a group, beneficially owned the number of shares of the Company's common stock ("Common Stock") and Series B convertible preferred stock set forth below. Unless otherwise stated, all shares are held directly with sole voting and investment power. The business address of the named stockholders is the address of the Company, except as otherwise noted. Except as disclosed in the chart below, the Company knows of no other person or group owning 5 % or more of any class of the Company's voting securities.

                                                                  Series B          Total Equivalent
                                       Common Stock/1/       Preferred Stock/2/     Voting Rights/3/

                                     # of Shares           # of Shares
                                    Beneficially    % of   Beneficially    % of       # of      % of
Name                                    Owned      Class      Owned        Class     Shares    Total

Edward M. Kopko                        432,888/4/    7.0%       542,117  22.1%/5/     975,005   11.3%
Hugh G. McBreen                        122,289/6/    2.0%    516,167/7/  21.1%/5/     638,456    7.5%
Frederick H. Kopko, Jr.                150,867/8/    2.5%    570,951/9/  23.3%/5/     721,818    8.4%
John F. Hegarty                        60,833/10/    1.0%       326,708  13.3%/5/     387,541    4.5%
Nikhil S. Nagaswami                    30,000/11/    0.5%            --        --      30,000    0.4%
Raymond J. Lacroix/12/                 43,100/13/    0.7%            --        --      43,100    0.5%
Warren F. Brecht                       40,909/14/    0.7%            --        --      40,909    0.5%
Robert F. Murphy                       45,235/15/    0.7%            --        --      45,235    0.5%
Michael C. Hellriegel                  18,801/16/    0.3%            --        --      18,801    0.2%
Hollybank Investments, L.P./ 17/          425,500    7.1%            --        --     425,500    5.0%
All directors and officers
as a group (14 persons)/ 18/        1,095,450/19/   16.4%     1,948,265      79.5%  3,043,715   33.3%

/1/     Assumes exercises of options and warrants.

/2/ Series B Preferred Stock consists of 2,451,898 outstanding shares and has one vote per share, convertible into shares of Common Stock at a rate of .285 per share of Series B Preferred Stock.

/3/     Does not assume conversion of Series B Preferred Stock

/4/ Includes 63 shares beneficially owned by Mr. Kopko's wife (as to which Mr. Kopko disclaims beneficial ownership), 83,333 shares that may be purchased upon exercise of options granted under the Butler's 1985 Incentive Stock Option Plan, 22,500 shares that may be purchased upon exercise of options granted under Butler's 1985 Non-Qualified Stock Option Plan, and 60,000 shares that may be purchased upon exercise of options granted under Butler's 1992 Incentive Stock Option Plan. Also includes approximately 208,870 shares held of record by NAIC, as to which Mr. Kopko disclaims beneficial ownership, of which Mr. Kopko may be deemed to be the beneficial owner by reason of his being Chairman of the Board of Directors, the President and a principal stockholder of NA Holding.

/5/ Messrs. Edward M. Kopko, Frederick H. Kopko, Jr., Hugh G. McBreen and John F. Hegarty have filed a Schedule 13D with respect to their purchases of Series B Preferred Stock. The reporting persons disclaim the existence of a "group" under Section 13(d) of the Exchange Act.

/6/ Includes 8,333 shares that may be purchased upon exercise of options granted under the 1989 Directors Stock Option Plan, 10,000 shares that may be purchased upon exercise of options granted under the 1992 Stock Option Plan for Non-Employee Directors, and 60,000 shares that may be purchased upon exercise of certain additional warrants. The business address of Mr. McBreen is 20 North Wacker Drive, Suite 2520, Chicago, IL 60606.

/7/ Includes 40,727 shares owned by McBreen, McBreen & Kopko, as to which Mr. McBreen shares voting and investment power.

/8/ Includes 8,333 shares that may be purchased upon exercise of options granted under the 1989 Directors Stock Option Plan, 10,000 shares that may be purchased upon exercise of options granted under the 1992 Stock Option Plan for Non-Employee Directors, and 90,000 shares that may be purchased by Mr. Kopko's wife upon exercise of certain additional warrants. The business address of Mr. Kopko is 20 North Wacker Drive, Suite 2520, Chicago, IL 60606.

/9/ Includes 40,727 shares owned by McBreen, McBreen & Kopko, as to which Mr. Kopko shares voting and investment power.

/10/ Includes 8,333 shares that may be purchased upon exercise of options granted under the 1989 Directors Stock Option Plan, and 40,000 shares that may be purchased upon exercise of options granted under the 1992 Stock Option Plan for NonEmployee Directors.

/11/ Includes 30,000 shares that may be purchased upon exercise of options granted under the 1992 Stock Option Plan for Non-Employee Directors.

/12/ Mr. Lacroix terminated employment with the Company in October 1995, with a severance arrangement that continues his salary through April, 1996 and the exercisability of his options for a limited period beyond April, 1996.

/13/ Includes 37,500 shares that may be purchased upon exercise of options granted under the 1992 Incentive Stock Option Plan.

/14/ Includes 8,333 shares that may be purchased upon exercise of options granted under the 1985 Incentive Stock Option Plan, 4,167 shares that may be purchased upon exercise of options granted under the 1985 Non-Qualified Stock Option Plan, and 7,500 shares that may be purchased upon exercise of options granted under the 1992 Incentive Stock Option Plan.

/15/ Includes 5,834 shares that may be purchased upon exercise of options granted under the 1985 Incentive Stock Option Plan, and 25,000 shares that may be purchased upon exercise of options granted under the 1992 Incentive Stock Option Plan.

/16/ Includes 10,000 shares that may be purchased upon exercise of options granted under the 1992 Incentive Stock Option Plan.

/17/ Based on publicly available information reported on April 1, 1996, Dorsey R. Gardner, the general partner of Hollybank Investments, L.P. ("Hollybank"), may also be deemed to beneficially own the 425,500 shares beneficially owned by Hollybank. Except to the extent of his interest as a limited partner in Hollybank, Mr. Gardner expressly disclaims such beneficial ownership. Mr. Gardner also beneficially owns 62,350 shares on an individual basis. The business address of Hollybank is One Financial Center, Suite 1600, Boston, MA 02111.

/18/    Includes the officers of the Company and its principal subsidiaries.

/19/ Includes 514,832 shares that may be purchased upon exercise of options granted under the Company's various plans and 150,000 shares that may be purchased upon exercise of various warrants.

                             EXECUTIVE COMPENSATION
                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee (the "Committee") oversees the executive compensation policies and programs of the Company, including executive and certain non-executive officers. The Company's executive compensation programs are intended to attract and retain qualified executives and to motivate them to achieve goals that will lead to appreciation of stockholder value. A significant portion of each executive's compensation is dependent upon the Company's profitability and the appreciation in the market price of the Company's common stock. Achievement of certain other corporate goals and individual performance objectives also impact executive compensation.

The main components of executive compensation are: base salary, annual incentive cash bonus, and longer term equity-based incentive compensation. The Committee periodically reviews independent surveys, compensation trends, and competitive factors in making judgments on the appropriate compensation package for each executive employee. The Compensation Committee's decisions also acknowledge that Butler's Retirement Program is modest compared with many other companies.

    Executive Employment Agreements: In mid-1989, Edward M. Kopko assumed the
    ---------------------------------
dual responsibilities of Chairman of the Company and President and CEO of Butler Service Group, Inc., and the position of Chief Operating Officer of Butler Service Group was eliminated. An employment agreement was executed with Mr. Kopko in December, 1991. Mr. Kopko's base salary and cash bonus were predicated in part on the base salary and cash bonus formula of his predecessor as President and CEO/COO of Butler Service Group, and partly on his broader responsibilities as Chairman and CEO of the public company, Butler International, Inc. The terms of Mr. Kopko's employment agreement are set forth below under "Employment Agreements".

     Raymond J. Lacroix served as the Company's Senior Vice President-Finance and Chief Financial Officer from October, 1991 to October, 1995. Mr. Lacroix's compensation package was authorized by the Executive Compensation Committee and the Board of Directors after negotiations with Mr. Lacroix and upon the advice of an executive search firm. The terms of Mr. Lacroix's employment agreement are set forth below under "Employment Agreements".

    Michael C. Hellriegel, the Company's recently promoted Senior Vice President--Finance and Treasurer, entered into a new employment agreement effective January 1, 1996, as authorized by the Executive Compensation Committee. The terms of Mr. Hellriegel's employment agreement are set forth below under "Employment Agreements".

    Base Salary:  The salaries of the other executive and non-executive officers
    -----------
within the purview of the Committee are based on a periodic review of surveys of companies of comparable size and complexity. In certain cases, the Company has hired executive talent from outside, and both base pay and other compensation elements have been determined with the guidance of the executive search firm used for that purpose. Except for certain equity adjustments or a significant increase in responsibilities, annual salary increases are generally limited to cost of living adjustments.

    According to independent surveys, including particularly the Wyatt Data Services Compensation Surveys - All Industries (Excluding Financial Services and Non Profit Organizations), the combined base salaries of the Company's U.S.- based officers as a group, including the named executive officers, are 3% below the median and 9% below the average for their positions and company size, based on revenues. Mr. Kopko's base salary individually is at the median but 9% below the average for his position and company size. The Wyatt Survey was used because it covers a much larger number and variety of companies than in the Peer Group, including over 100 companies in the Company's revenue range.

    Annual Incentive Cash Bonus:  Each executive officer and certain non-
    ---------------------------
executive officers are eligible to participate in an annual cash bonus plan. A contractual agreement is reached early in the year, with each such officer to be given the opportunity to earn a cash bonus based in part on the achievement of profitability and in part on the accomplishment of two or three key individual, department, or business unit objectives that are believed to be vital to the Company's success. The financial objectives are generally based on operating income of the Company as a whole, or of a business unit, division or region-- rather than on target thresholds. The mix between financial and non-financial objectives depends upon the nature of each executive's responsibilities. An officer with bottom line responsibility typically has a greater portion of incentive bonus tied to the operating profit of his or her group. However, all executive officers and non-executive officers have some portion of their bonus dependent upon the successful completion of nonfinancial objectives such as specific projects for their group and/or individually.

    The bonuses awarded in 1995 to the officers (other than the CEO) reflect the mix of corporate, department and individual performance achieved versus plan, and are generally lower than 1994 because of the Company's lower performance. Mr. Kopko received a substantially lower bonus in 1995 because the Company sustained an operating loss. Mr. Kopko's 1995 bonus was based entirely on the achievement of other key objectives. These objectives included a migration to higher margin business, reorganization of sales and recruiting functions for greater effectiveness and efficiency, reorganization of certain businesses, overhead expense reduction, customer satisfaction, and quality improvements.

    Longer-Term Equity-Based Incentive Compensation: The Company has several
    -------------------------------------------------
longer-term, equity-based plans whose purpose is to promote the interests of the Company and its stockholders by encouraging greater management ownership of the Company's common stock. Such plans provide an incentive for the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's common stock occurs. Additionally, these plans strengthen the Company's ability to attract and retain experienced and knowledgeable employees over a longer period and to furnish additional incentives to those employees upon whose judgment, initiative and efforts the Company largely depends.

    These plans include the 1990 Employee Stock Purchase Plan, the 1985 and 1992 Incentive Stock Option Plans, the 1985 and
1992 Non-Qualified Stock Option Plans. and the 1992 Stock Bonus Plan.

    The 1990 Employee Stock Purchase Plan previously made available $2.5 million for loans to officers, directors, and key employees to purchase Company stock, the largest portion of which was purchased on the open market. The Plan's primary purpose is to give such persons a greater stake in the Company through increased stockholdings. The Plan was implemented immediately following the adoption in August, 1990 of the Company's long-term strategic plan developed with the guidance of Braxton Associates, the strategic planning affiliate of Deloitte & Touche LLP. The Plan rewards officers, directors, and key employees for achieving long range corporate goals targeted in the Strategic Plan. The most important of these goals is the achievement of targeted profitability levels. Other goals include or have included the following: maximizing shareholder value, increasing profit margins, implementing cost reduction/cost containment to improve the Company's efficiency and competitive position, raising additional capital for internal growth and acquisitions, maintaining a strong financial position, developing new growth objectives for each business unit based on analysis of market potential, developing and achieving long-range sales growth, corporate reorganization, restructuring and downsizing, geographic reorganization at the field level, international expansion, training and upgrading of the salesforce and recruiters, and upgrading of systems and processes. Additional goals are determined on an individual basis.

    The long-term goals established for Mr. Kopko, as CEO, include increasing the market price of the Company's stock, improving margins and profitability of all business units, achieving the corporate reorganization and restructuring, raising additional capital, improving sales mix and growth, and introducing new service offerings. The goals actually achieved by Mr. Kopko included the following: 1993: Returning continuing operations to profitability, closing unprofitable businesses (discontinued operations), achieving record sales, increasing share price, increasing recognition from the media and investment community, achieving Quality Program milestones with all business units progressing toward ISO 9000 certification, and introducing new service offerings. 1994: Increasing pre-tax profits from continuing operations, increasing the Company's market value, securing a new bank facility and increased credit lines, raising equity capital and implementing certain management changes. 1995: Migration to higher margin business, reorganization of sales and recruiting functions for greater effectiveness and efficiency, reorganization of certain businesses, overhead expense reduction, customer satisfaction, and quality improvements. The goals for other employees varied, depending upon the employee's position. For example, the goals achieved by Mr. Brecht included the following: 1993: Managing the Company's flexible health care plan and additional offerings within budget, improving the 401(k) Plan, improving and automating human resource systems, and making administrative improvements in management and space utilization. 1994: Obtaining a training grant for New Jersey-based employees, introducing a supplemental executive retirement plan, and continuing to manage medical health programs within budget. 1995: Developing a corporate-wide continuous learning policy and program, implementing New Jersey Training Grant program, implementing corporate-wide employee satisfaction survey process, and strengthening competitive bidding and reducing building services costs.

    With respect to the officers participating in the Plan, the Company may reduce the amount due on each loan by 25 % of the original principal balance on successive anniversary dates of the loan. This reduction is subject to the recommendation of the Committee, based on long-term performance of each officer over the period that the officer was assigned responsibility for specific objectives, and other factors that the Committee may determine at its discretion, provided that the employee remains employed by the Company or one of its subsidiaries on such anniversary dates, or has not terminated his employment for other than a reason permitted by the Plan. The "Long Term Incentive Payout" portion of executive compensation is the loan forgiveness. Although the Company was profitable in 1994, the Company did not achieve the profit margins or the level of profitability targeted by the Committee. Based on not attaining these long-term goals for 1994, the 25 % forgiveness was not available to participants. Likewise, the overall profitability and share appreciation goals were not achieved in 1995 as the Company incurred a significant net loss and the Company's stock price declined in value. Consequently, the Committee again determined to forego the 25% loan forgiveness in 1995. Because most of the ESPP stock was purchased in late 1990 and early 1991 at prices approximating the market price range during April, 1996, the significant value to participants will come from the appreciation of share value. No new loans were granted in 1995.

    The number of stock options currently held by an executive officer is one factor taken into consideration in making new awards. The Committee also believes it is important that the CEO and other senior officers have a significant number of stock options whose value can provide a powerful incentive to driving the Company's bottom line and stock performance. Stock option awards are also based on an officer's level of responsibilities and expected contribution, rather than following the achievement of certain targets. In February, 1995, a total of 67,000 incentive stock options were awarded to five officers, one of whom is a listed executive officer. In March, 1995, 25,000 incentive stock options were granted to a newly hired senior officer as part of his total compensation agreement. In December, 1995, a total of 40,000 incentive stock options were granted to four officers, two of whom are listed executive officers. Some but not all of the option grants made in earlier years have increased in value depending on whether such options are exercisable at prices above or below the market price range in April, 1996. The primary future value of all options will depend on the Company's success in continuing to increase stockholder value.

    Under the 1992 Stock Bonus Plan, the Committee may make awards of stock to individuals who, in the Committee's judgment, have made significant contributions to the Company or its subsidiaries. Such awards may be made on the basis of preestablished goals, or to reward performance, or both. The Plan will also serve to increase employee ownership in the Company and alignment with stockholders, while conserving cash. No stock bonus awards were made in 1995.

    The Executive Compensation Committee believes that the executive compensation policies and programs serve the interests of the stockholders. Such compensation is intended to be a function of the Company's increase in profits and share price value over a longer term perspective.

                            EXECUTIVE COMPENSATION COMMITTEE



                            John F. Hegarty
                            Frederick H. Kopko, Jr.
                            Hugh G. McBreen
                            Nikhil S. Nagaswami


                                                     SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION     LONG-TERM COMPENSATION

                                                                AWARDS/2/    PAYOUTS

                                                                           LONG-TERM      ALL
                                                              SECURITIES   INCENTIVE      OTHER
NAME & PRINCIPAL                                              UNDERLYING   PAYOUTS $/3/   COMPENSATION $/4/
POSITION                 YEAR  SALARY $  BONUS $  OTHER $/1/  OPTIONS (#)

Edward M. Kopko          1995   333,193   86,605    96,967      --         --             55,094

  President and          1994   329,621  396,999    47,015      --         --                228

  CEO                    1993   313,982  324,953    65,251      60,000     247,659           800

Warren F. Brecht         1995   143,987   28,508     2,646      --         --              8,678

  Sr. VP - Admin. and    1994   135,750   34,786     2,646      --         --              7,933

  Secretary              1993   135,750   33,937     4,924       7,500      31,249         7,876

Robert F. Murphy         1995   107,887   32,965     1,580      20,000      --               594

  Sr. VP                 1994   108,956   35,000     1,580      --          --               632

                         1993   103,768   26,250     2,882       5,000      18,734           572

Michael C. Hellriegel    1995   117,193   29,663     1,074      10,000      --             1,094

  Sr. VP-Finance         1994   115,391   29,662     1,074      --          --               979

  and Treasurer          1993   109,827   20,000     1,959      --          12,488           655

Raymond J. Lacroix       1995   165,375   43,411     --         --          --            70,141/7/

  Sr. VP-Finance &       1994   166,889   82,687     --         --          --             6,120

  CFO/5/                 1993   157,500  102,376/6/  --         37,500      --             6,120


/1/ Consists of imputed interest on loans to buy common stock of the Company. For Mr. Kopko, in addition to imputed interest on such loans in the amount of $24,589, includes tax gross-up on imputed interest and insurance payments, in the amounts of $22,364 and $50,014, respectively.

/2/ No options were repriced during the last fiscal year or at any time since the Company's inception.

/3/ Consists of loan forgiveness under the Company's 1990 Employee Stock Purchase Plan ("the ESPP"). Under the ESPP provisions, two non-interest bearing loans were executed with Mr. Kopko: September, 1990 for $445,000 to acquire 103,009 shares of common stock directly from the Company at $4.32 per share; and December, 1991 for $84,000 to acquire 33,333 shares of common stock from the Company at $2.52 per share. The stock so obtained is subject to a put option whereby Mr. Kopko may require the Company to purchase the common stock at any time at its then fair market price. In October, 1990, a non-interest bearing, non-recourse loan was executed with Mr. Brecht in the amount of $124,997 to finance the purchase of the Company's common stock on the open market.

        Under the ESPP provisions, 25% of the original loan principal may be forgiven each year, subject to the Committee's evaluation of each executive's long-term performance. Mr. Kopko's achievements in each year are described under "Report of the Executive Compensation Committee". No loan amount was forgiven in 1994 or 1995. In addition to the ESPP loan forgiveness for Mr. Kopko in the amount of $132,250 in 1993, Mr. Kopko also received a tax gross-up for the loan forgiveness totaling $115,409 in 1993. The Committee recommended the 25% reduction for Mr. Brecht in 1993 based on the considerations that are described under "Report of the Executive Compensation Committee. " No loan amount was forgiven in 1994 or 1995.

/4/ Consists of imputed cost of Company-paid term life insurance. For 1995, includes Company insurance payments of $54,992 for Mr. Kopko.

/5/ Mr. Lacroix resigned from the Company in October, 1995, with a severance arrangement which calls for continuation of salary through April, 1996.

/6/ Includes $19,688 representing the fair market value of 5,000 shares of common stock granted under the 1992 Stock Bonus Plan.

/7/ Includes an accrual of $63,531 for severance pay through April. 1996 of $57,245 and continuation of certain other benefits in the amount of $6,286.

Employment Agreements:
- ----------------------

     In December, 1991, the Company entered into an employment agreement with Edward M. Kopko, which continues in effect until three years after a notice of termination is given by either party. Mr. Kopko is eligible for annual raises of not less than 5 % of the prior year's salary, and an annual bonus of 5 % of the Company's operating income of $3 million or less, plus 3 % of operating income above $3.0 million, plus an amount based on the successful completion of management objectives and other factors (as such terms are defined in the Employment Agreement). Mr. Kopko's annual bonus shall not exceed twice his base salary for any year. Mr. Kopko is entitled to benefits, including stock options and payment of taxes on his behalf based on imputed income due to forgiveness by the Company of notes by him to pay for stock purchases. If the Company breaches its duty under the employment agreement, if Mr. Kopko determines in good faith that his status with the Company has been reduced, or if, after a change in control of the Company, Mr. Kopko determines in good faith that the financial prospects of the Company have significantly declined, Mr. Kopko may terminate his employment and receive all salary and bonus owed to him at that time, pro rated, plus three times the highest annual salary and bonus paid to him in the three years immediately preceding the termination.

     In October, 1991, the Company entered into an employment agreement with Raymond J. Lacroix, Butler's former Chief Financial Officer. Mr. Lacroix's employment agreement was terminable by either party with six months prior notice. Mr. Lacroix's was eligible for bonuses of up to 50% of his base salary, based on the Company obtaining specified management objectives (as defined) and other factors. The employment agreement provided that if Mr. Lacroix's employment was terminated other than for cause, he would be entitled to severance of up to $60,000, based on certain factors. The agreement provided that Mr. Lacroix will not compete with the Company for a period of one year after termination of his employment. Mr. Lacroix terminated employment with the Company in October, 1995, with a severance arrangement which calls for continuation of salary through April, 1996, and exercisability of stock options for a limited period beyond April, 1996.

     In January, 1996, the Company entered into a new employment agreement with Michael C. Hellriegel, Senior Vice President-Finance and Treasurer. Mr. Hellriegel's employment agreement is terminable by either party with four months prior notice. Mr. Hellriegel is eligible for bonuses of up to 30% of his base salary, based on the Company obtaining specified management objectives (as defined) and other factors. The employment agreement provides that if Mr. Hellriegel's employment is terminated other than for cause, he would be entitled to four months salary. The agreement provides that Mr. Hellriegel will not compete with the Company for a period of one year after termination of employment.

                            OPTIONS GRANTED IN 1995
                            -----------------------

                                                       INDIVIDUAL GRANTS
                                                 ------------------------------


                                 NUMBER OF               % OF                                              POTENTIAL
                                 SECURITIES         TOTAL OPTIONS                               REALIZED VALUE AT ASSUMED ANNUAL
                             UNDERLYING OPTIONS       GRANTED TO                                      RATES OF STOCK PRICE
                                  GRANTED        EMPLOYEES IN FISCAL   EXERCISE  EXPIRATION               APPRECIATION
NAME                                                     YEAR           PRICE     DATE/3/              FOR OPTION TERM/4/
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    5%                 10%
Robert F. Murphy             10,000/1/           7.6%                  $7.00      2/7/05     $44,023             $111,562
                             10,000/2/           7.6%                  $4.38     12/1/05     $27,514             $ 69,726
Michael C. Hellriegel        10,000/2/           7.6%                  $4.38     12/1/05     $27,514             $ 69,726

/1/ Consists of an option granted under the 1992 ISOP on February 7, 1995, of which 5,000 were exercisable on August 7, 1995, and of which 5,000 were exercisable on February 7, 1996.

/2/ Consists of an option granted under the 1992 ISOP on December 6, 1995, of which 2,500 are exercisable on each of June 7, 1996, December 1, 1996, December 1, 1997, and December 1, 1998.

/3/     These options could expire earlier in certain situations.

/4/ Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995/1/
                        AND 1995 YEAR-END OPTION VALUES

                                                   # OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                                        AT 1995 YEAR-END            AT 1995 YEAR-END
- ---------------------------------------------------------------------------------------------------------
                              SHARES
                            ACQUIRED ON   VALUE
NAME OF INDIVIDUAL          EXERCISE/1/  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ---------------------------------------------------------------------------------------------------------
Edward M. Kopko/2/                   --        --      128,833         36,000     $104,316        $35,100
Raymond J. Lacroix/3/                --        --       37,500             --     $ 77,813             --
Warren F. Brecht/4/                  --        --       20,000             --     $ 18,404             --
Robert F. Murphy/5/                  --        --       15,834         15,000     $ 14,255        $10,000
Michael C. Hellriegel/6/             --        --           --         10,000           --        $10,000

/1/     No shares were acquired upon exercise of options during Fiscal Year
        1995.

/2/ Consists of non-qualified stock options to purchase 22,500 shares, all exercisable, granted in 1986 and 1987 at an option price of $10.02; incentive stock options to purchase 83,333 shares, all exercisable, granted in September, 1990 at an exercise price of $4.40; and an option to purchase 60,000 shares under the 1992 Incentive Stock Option Plan, granted on August 2, 1993, at an exercise price of $4.40, with one-fifth exercisable on February 2, 1994 and the balance exercisable on four successive anniversary dates.

/3/ Consists of options to purchase 30,000 shares, all exercisable, granted on January 4, 1993 under the 1992 ISOP at an exercise price of $3.13; and an additional incentive stock option to purchase 7,500 shares granted on August 2, 1993 and became exercisable on February 2, 1994 at an exercise price of $4.00 per share.

/4/ Consists of non-qualified stock options to purchase 4,167 shares, all of which are currently exercisable, granted in 1988 at an exercise price of $10.02 per share; incentive stock options for 8,333 shares, all exercisable, granted in September, 1990 at an exercise price of $4.40 per share; and an incentive stock option to purchase 7,500 shares granted under the 1992 ISOP on August 2, 1993 which became exercisable on February 2, 1994 at a price of $4.00 per share.

/5/ Consists of incentive stock options to purchase 1,667 shares granted in November, 1988 at an exercise price of $3.37; incentive stock options for 4,167 shares granted in September, 1990 at an exercise price of $4.40; incentive stock options for 5,000 shares granted in August, 1993 at an exercise price of $4.00; incentive stock options for 10,000 shares granted in February, 1995 at an exercise price of $7.00, of which 5,000 became exercisable on August 1, 1995 and 5,000 became exercisable on February 1, 1996; and incentive stock options for 10,000 shares granted in December, 1995, of which 2,500 are exercisable on each of June 7, 1996, December 1, 1996, December 1, 1997, and December 1, 1998.

/6/ Consists of incentive stock options to purchase 10,000 shares granted in December, 1995, of which 2,500 are exercisable on each of June 7, 1996, December 1, 1996, December 1, 1997, and December 1, 1998.

                                RETIREMENT PLAN

     Staff employees of the Company, including the executive officers referred to in the Summary Compensation Table, are entitled to participate in the Butler Service Group, Inc. Defined Benefit Plan (the "Plan"), which is a non-contributory, defined benefit retirement plan. Retirement benefits are computed on the basis of a specified percentage of the average monthly base compensation (during any 60 consecutive months of an employee's final 120 months of employment which results in the highest average) multiplied by the employee's years of credited service. The Plan provides for several optional forms of benefit payment including a straight life annuity, a 50% joint and survivor annuity, a period certain annuity, and a lump sum. Retirement benefits are in addition to benefits payable from Social Security. Normal retirement age is 65. although benefits may begin as early as age 55 with ten years of service. A pension benefit is vested after five years of service.

     As of December 31, 1995, the following executive officers of the Company had the following years of credited service for retirement compensation purposes: Mr. Kopko--10, Mr. Brecht-40, Mr. Murphy--7, and Mr. Hellriegel--14. The following table shows the estimated annual retirement benefits payable assuming that retirement occurs at age 65, which for the officers listed above would occur with 34, 12, 35, and 35 years of credited service, respectively.
The annual earnings used to determine pension in the following table is shown in the Salary column of the Summary Compensation Table.


AVERAGE ANNUAL EARNINGS FOR
THE HIGHEST CONSECUTIVE 60 MONTHS                      PENSION PLAN TABLE
OF LAST 120 MONTHS PRIOR TO                             YEARS OF SERVICE
                                     ------------------------------------------------------
NORMAL RETIREMENT                         10       15       20        25        30     35**
                                     -------  -------  -------   -------   -------  -------
     $100,000......................  $11,532  $17,298  $23,064   $28,830   $34,596  $40,362
     $150,000*.....................  $17,532  $26,298  $35,064   $43,830   $52,596  $61,362

*Salary limited by terms of Plan and the law to $150,000 as of January 1, 1994. For Mr. Kopko, the compensation used for service prior to 1994 is $235,840.

**Service limited by terms of Plan to 35 years.

     The above pensions are offset by pension equivalents from two other plans:
(1) The Company sponsored Employee Stock Ownership Plan ("ESOP"); and (2) Pensions purchased from Nationwide Insurance Company due to the termination of the predecessor plan.

    The ESOP has approximately 125,000 shares of the Company's stock. The shares of stock were allocated to employees over seven years beginning in 1987 and ending in 1993.

                               PERFORMANCE GRAPH
                  COMPARISON FIVE-YEAR CUMULATIVE TOTAL RETURN

                               FISCAL YEAR ENDING

COMPANY                 1990   1991    1992    1993    1994    1995
- -------                 ----  ------  ------  ------  ------  ------

Butler International     100   67.86   59.52   85.71  114.29  102.38
Peer Group               100   90.93   88.24  125.32  197.22  247.73
Broad Market             100  128.38  129.64  155.50  163.26  211.77

                   Assumes $100 invested on January 1, 1991.
       Assumes dividend reinvested fiscal year ending December 31, 1995.

    Peer Group: CDI Corporation, Dycom Industries Inc., Joule, Inc., Mastec, Inc. (formerly Burnup & Sims, Inc. until March,
1994), and Volt Information Sciences, Inc., weighted by market capitalization.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Audit Committee and the Executive Compensation Committee of the Board of Directors consist of Messrs. Frederick H.
Kopko, Jr., Hegarty, McBreen, and Nagaswami.

    During 1995, the Company paid or accrued $346,000 in legal fees and expenses to McBreen, McBreen & Kopko, of which
Messrs.  Frederick H. Kopko and McBreen are partners.

     On January 30, 1987, the Company loaned the sum of $201,600 to Frederick H. Kopko, Jr. to purchase 11,200 shares of Common Stock from the Company. The demand loan bears interest at the prime rate and the balance as of December 31, 1995, was $100,312.

     Messrs. Frederick H. Kopko, Jr., Hegarty, and McBreen previously executed, in 1990 and 1991, non-interest bearing notes totaling approximately $569,450, $569,450, and $494,300, respectively, to purchase shares of Common Stock under various stock purchase and option plans. Pursuant to such plans, the above-named individuals purchased 97,187, 97,449, and 89,715 shares of Common Stock, respectively. In May 1995, Frederick H. Kopko, Jr. and Hugh G. McBreen executed non-interest bearing notes, in the amounts of $142,500 each, to purchase 60,000 shares of Common Stock each pursuant to the 1992 Stock Option Plan for NonEmployee Directors.

     Except as noted, the full principal amount of each loan set forth above is currently outstanding and has been outstanding since the date of the loans. All of the loans set forth above are currently collateralized by all of the Series B Preferred Stock held by each director.

                              CERTAIN TRANSACTIONS

     Edward M. Kopko previously executed, in 1990 and 1991, non-interest bearing notes totaling $684,000 to purchase 172,222 shares of Common Stock under various stock purchase and option plans. The outstanding aggregate balance of the loans on December 31, 1995, and the largest aggregate principal amount of the loans outstanding during 1995, was $308,250.

           PROPOSAL 2: PROPOSAL TO AMEND THE 1992 STOCK OPTION PLAN,
          1992 INCENTIVE STOCK OPTION PLAN, AND 1992 STOCK BONUS PLAN
            TO INCREASE THE NUMBER OF SHARES AVAILABLE TO BE GRANTED

     The Board of Directors recommends the adoption of an amendment to the Company's 1992 Stock Option Plan (the "Non-
Qualified Plan"), 1992 Incentive Stock Option Plan (the "ISOP"), and 1992 Stock Bonus Plan ("Stock Bonus Plan").

     The purpose of the Non-Qualified Plan, the ISOP and the Stock Bonus Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain experienced and knowledgeable employees and to furnish additional incentives to those employees upon whose judgment, initiative and efforts the Company largely depends. The aggregate number of shares of Common Stock subject to options under all three plans is currently 800,000. Since January 1, 1993, the Company has granted options for 336,500 shares under these three plans and canceled 20,625 options, leaving a balance available of 484,125. The Board of Directors recommends an increase in the aggregate number of shares that may be subject to options under all three plans from 800,000 to 1,000,000 shares. This will afford the Company the flexibility to make awards deemed necessary during the coming year.

     Copies of the proposed Non-Qualified Plan, the proposed ISOP, and the proposed Stock Bonus Plan (collectively, "Employee
Plans") are available upon request to the Secretary of the Company. The following is a summary of the Employee Plans.

DESCRIPTION OF THE NON-QUALIFIED PLAN
- -------------------------------------

     The Non-Qualified Plan permits the Executive Compensation Committee (the "Committee"), consisting of at least two members of the Board of Directors who are not employees of the Company and who are appointed to the Committee from time to time by the Board of Directors, to grant common stock options to individuals who, in the judgment of the Committee, have made significant contributions to the Company or any subsidiary thereof (including directors and officers who are full or part-time employees of the Company, but excluding directors who are not employees of the Company). Options granted under the Non-Qualified Plan are not intended to qualify as "incentive stock options" under the Code. The Non-Qualified Plan provides that the maximum term of an option granted under the Non-Qualified Plan is ten years and that the exercise price of options granted under the Non-qualified Plan will be not less than 100% of the fair market value on the date of grant.

DESCRIPTION OF THE ISOP
- -----------------------

    The ISOP permits the Committee to grant common stock options to individuals who, in the judgment of the Committee, have made significant contributions to the Company or any subsidiary thereof (including directors and officers who are full or part-time employees of the Company, but excluding directors who are not employees of the Company).

    It is intended that all options granted under the ISOP will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986 (the "Code"). If any such options are issued, they may be exercised at a price that is not less than the fair market value of the stock on the day the option is granted; provided that, if on the date of any grant the recipient holds more than 10% of the combined voting power of all classes of the Company's stock or of any parent or subsidiary of the Company, the exercise price must be at least I 1 0 % of the fair market value of the stock on the day the option is granted. The ISOP provides that the maximum term of an option granted under the ISOP is ten years from the date of grant. The aggregate fair market value of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

PROVISIONS COMMON TO THE NON-QUALIFIED PLAN AND THE ISOP
- --------------------------------------------------------

    Payment of the option exercise price in either the Non-Qualified Plan or the ISOP may be in cash, by check, or with the consent of the Committee, by a non-interest bearing promissory note up to the limit permitted under the Federal Reserve Board Regulations, of term no greater than seven years, which shall be secured by a pledge of the shares to be acquired upon exercise of the option.
In addition, payment for shares purchased under an option may, with the consent of the Committee, be made, in whole or in part by tendering shares of Common Stock, valued at the fair market value, in lieu of cash.

    No option granted under either of the plans will be valid if not granted before January 1, 2003. There is no formula for determining the numbers of options to be granted under either of the plans. Any grants of options will reflect the Committee's judgment (in its sole discretion) of the relative value of the contribution of the grantee in respect to such matters as revenue production and expense control.

     The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares of stock at the time not subject to outstanding options, suspend or discontinue either the Non-Qualified Plan or the ISOP or revise or amend them in any respect whatsoever except that, without approval of the holders of a majority of Common Stock, no such revision or amendment shall change the number of shares of stock subject to such plan (except as permitted under certain limited circumstances), change the designation of the class of employees eligible to receive options, remove the administration of such plan from the Committee, or render any member of the Committee eligible to receive an option under such plan while serving thereon.

DESCRIPTION OF THE STOCK BONUS PLAN
- -----------------------------------

     The Stock Bonus Plan provides that the Committee may make awards of stock to individuals who, in the judgment of the Committee, have made significant contributions to the Company or any subsidiary thereof (including directors and officers who are full or part-time employees of the Company, but excluding directors who are not employees of the Company). Awards may be made by the Committee on the basis of pre-established goals, or to reward performance, or both. For example, the Committee may identify persons who may become eligible for a stock award under the Plan, and establish certain goals or targets which, if met, will entitle the persons so selected to receive such stock. Similarly, the Committee may identify those persons who have made significant contributions to the Company and, therefore, are deserving of special awards for their efforts. Members of the Committee may not receive awards under the Plan. The Plan will also serve to increase employee ownership in the Company and alignment with stockholders, while conserving cash.

    Upon the receipt of a stock award, the participant must present his award certificate within 30 days to the Company. If a participant's employment with the Company is terminated for any reason, other than by death or disability, prior to the issuance of the shares, the award is deemed to have lapsed and the shares may become subject to future awards. If a participant dies or becomes disabled prior to the issuance of the shares, then the award may be presented by the participant or his personal or legal representative at any time within six months after the date of the award. Except upon death, the award is not transferable. Consistent with the interests of the Company in increasing employee stock ownership, shares acquired under the Plan must be held for six months following the date of receipt of the shares.

    The Plan has a term of ten years, unless extended or earlier terminated by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES
- -------------------------------

With respect to options granted under the Non-Qualified Plan, the difference between the option price and the fair market value of the stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date except as described in the next paragraph. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

    With respect to non-qualified options, the Internal Revenue Code (the "Code") provides that so long as the sale of the stock at a profit could subject a person to suit under Section 16(b) of the Securities Exchange Act of 1934, the stock will be subject to a substantial risk of forfeiture. Accordingly, upon grant of a non-qualified option by an officer or director or 10% stockholder of the Company, no income will be recognized (assuming no exercise is made by the optionee during the next six months), nor will the capital gain holding period begin to run or the Company be allowed a deduction, until the six-month period prescribed by Section 16(b) has lapsed. The income to the optionee and deduction to the Company will be determined on the basis of the fair market value of the stock on the date of exercise, unless there are other forfeiture and/or transferability restrictions.

    With respect to options granted under the ISOP, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such options, no income for federal income tax purposes will result to such optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at the time of exercise exceeds the option price will be a tax preference item under the alternative minimum tax), and in the event of any sale thereafter, any amount realized in excess of his or her cost will be taxed as long-term capital gain and any loss sustained will be long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option.
A disqualifying disposition will occur if the optionee makes a disposition of such shares within two years from the date of the granting of the option or within one year after the transfer of such shares to him or her. If a disqualifying disposition is made, the difference between the option price and the lesser of (i) the fair market value of the stock at the time the option is exercised or (ii) the amount realized upon disposition of the stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

    With respect to the restricted stock bonus awards, the participant will realize income in an amount equal to the fair market value of the shares on the date of grant, and the Company will be allowed a tax deduction.

    The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects that may accrue to participants or the Company.

PLAN BENEFITS
- -------------

    As described above, the selection of the employees of the Company or subsidiaries thereof who will receive grants under the Employee Plans is to be determined by the Committee in its sole discretion. Therefore, it is not possible to predict the amounts that will be received by particular employees. In 1995, executive officers Robert F. Murphy and Michael C. Hellriegel received aggregate options to purchase 30,000 shares of Common Stock under the 1992 ISOP, while other employees who were not executive officers received aggregate options to purchase 102,000 shares of Common Stock. However, no dollar value is assigned to such options because their exercise price was the fair market value of the underlying Common Stock on the date of grant.

GENERAL
- -------

    The Board of Directors believes that the granting of stock options and stock bonuses is an effective way to allow the Company's officers and employees to participate in the growth and profitability of the Company. The Board of Directors farther believes that it is important to increase the number of shares available under the Non-Qualified Plan, the ISOP, and the Stock Bonus Plan in order to maintain and improve the Company's ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations.

    The adoption of this amendment to the Non-Qualified Plan, the ISOP, and the Stock Bonus Plan requires the approval of a majority of the votes cast by holders of the shares of Common Stock and the Company's 7% Series B cumulative convertible preferred stock, voting together as a single class. Any shares not voted, whether by abstention, broker non-vote, or otherwise, will have no impact on the outcome of the vote.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 AMENDING THE 1992 NON-QUALIFIED STOCK OPTION PLAN, THE 1992 INCENTIVE STOCK OPTION PLAN, AND THE 1992 STOCK BONUS PLAN.

                       PROPOSAL 3: PROPOSAL TO AMEND THE
               1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
              TO INCREASE THE NUMBER OF SHARES SUBJECT TO OPTIONS

        The Board of Directors recommends the adoption of an amendment to the Company's 1992 Stock Option Plan for Non-Employee Directors (the "Plan").

        The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain experienced and knowledgeable non-employee directors and to encourage them to acquire an increased proprietary interest in the Company. The aggregate number of shares of Common Stock subject to options under the Plan is currently 190,000. The Plan is administered by the Board of Directors (the "Board"). The Plan, as previously amended, provides for a grant of options to each non-employee director on the day following the 1992 Annual Meeting and on the day following each subsequent annual meeting to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. The Plan further provides that a newly elected non-employee director will receive an additional one-time grant of options to purchase 10,000 shares of Common Stock on the day following the meeting of his or her initial election at an exercise price equal to the fair market value on the date of grant.

    The Company recommends an increase in the aggregate number of shares that may be subject to options under the Plan from 190,000 to 250,000 shares. This amendment will allow all non-employee directors to continue to participate fully in the Plan and will provide for options to be granted following the 1997 Annual Meeting on the same terms as options granted following the previous Annual Meetings. It will also permit options to be granted if a new Board member is elected in the future, although the Company does not have any current plans to nominate a new Board member.

    The text of the proposed Plan is available from the Secretary of the Company. The following is a summary of the Plan, as amended.

    Payment of the option exercise price may be in cash, by delivery of previously owned Common Stock having a fair market value equal to the option price, by a combination of cash and stock, or by a non-interest bearing promissory note, of term not greater than seven years, secured by a pledge of the shares of common stock to be acquired upon exercise of the option.

    All options granted under the Plan are non-statutory -- not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended. The federal income tax consequences are similar to those described above with respect to the Non-Qualified Plan.

    If an optionee ceases to be a director before an option vests, the option is forfeited. Each option expires ten years from the date of its grant. Outstanding options will expire earlier if an optionee terminates service as a director other than by reason of retirement, total disability or death. In those events, the option will then expire one year from the date of death or termination or on the stated grant expiration date, whichever is earlier. Options are not assignable during the lifetime of the optionee. Options that are forfeited or terminated will again be available for grant. Shares may be authorized but unissued, currently held or reacquired shares.

    The Board may amend, terminate or suspend the Plan at any time, provided that no amendment regarding amount, price or timing of the grants may be made more than once every six months other than to comport with changes in certain Securities Exchange Act and Internal Revenue Code requirements. Amendments that would materially increase the number of shares that may be issued, materially modify the requirements as to eligibility for Plan participation, or materially increase the benefits to Plan participants must be approved by stockholders.

    Under the Plan, each of the four non-employee directors will receive options to purchase 10,000 shares of Common Stock on May 31, 1996. However, no dollar value is assigned to the options because their exercise price will be the fair market value of the Common Stock on the date of grant.

    The adoption of this amendment to the 1992 Stock Option Plan for Non-Employee Directors requires the approval of a majority of the votes cast by holders of the shares of Common Stock and the Company's 7% Series B cumulative convertible preferred stock, voting together as a single class. Any shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the outcome of the vote.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3, AMENDING THE 1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                             STOCKHOLDERS PROPOSALS

    In order for a stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1996 Annual Meeting of Stockholders, the proposal must be received by the Company no later than December 26, 1996.

                                 OTHER MATTERS

    The Board of Directors has appointed the firm of Deloitte & Touche LLP as independent public auditors to audit the financial statements of the Company for the year ending December 31, 1996. Deloitte & Touche LLP have been the auditors for the Company and its subsidiaries since the Company's inception. Representatives of the firm are expected to be present at the annual meeting to respond to stockholders' questions and to have the opportunity to make any statements they consider appropriate.

    The Board of Directors has at this time no knowledge of any matters to be brought before this year's Annual Meeting other than those referred to above. However, if any other matters properly come before this year's Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

                                    GENERAL

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995 is being mailed, together with this Proxy Statement, to each stockholder. Additional copies of such Annual Report and of the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, or from the Company. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $4,000 plus expenses. The Company will, upon request, reimburse brokers, banks and other nominees, for costs incurred by them in forwarding proxy material and the Annual Report to beneficial owners of Common Stock. In addition, directors, officers and regular employees of the Company and its subsidiaries, at no additional compensation, may solicit proxies by telephone, telegram or in person. All expenses in connection with soliciting management proxies for this year's Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, are to be paid by the Company.

    The Company will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995, including the financial statements and schedules thereto. Exhibits to said report will be provided upon payment of fees limited to the Company's reasonable expenses in furnishing such exhibits. Written requests should be directed to Cathy D. Shea, Assistant Secretary of the Company, II 0 Summit Avenue, Montvale, New Jersey, 07645.

    In order to assure the presence of the necessary quorum at this year's Annual Meeting, and to save the Company the expense of further mailings, please date, sign and mail the enclosed proxy promptly in the envelope provided. No Postage is required if mailed within the United States. The signing of a proxy will not prevent a stockholder of record from voting in person at the meeting.

                                  By Order of the Board of Directors,


                                  /s/ Warren F. Brecht
                                  ----------------------------------
                                  Warren F. Brecht
                                  Secretary

                          BUTLER INTERNATIONAL, INC.
                            1992 STOCK OPTION PLAN
                   (AS PROPOSED TO BE AMENDED MAY 30, 1996)

                                       I.

                                    THE PLAN

     The name of this Stock Option Plan shall be the Butler International, Inc. 1992 Stock Option Plan (referred to as the "Plan").

    The purpose of this Plan is to promote the growth and general prosperity of Butler International, Inc. (the "Company") by permitting it to grant options to purchase shares of its common stock in order to attract and retain the best available personnel for positions of substantial responsibility. It is further intended as an incentive for and to encourage stock ownership by certain individuals so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain associated with and contribute to the success of the Company.

     The Plan shall be governed by the laws of the State of Maryland; if any provision hereof is held by any court of competent jurisdiction to be invalid or unenforceable, that provision shall be severed and the remaining provision shall continue to be fully effective.


     This plan shall become effective as of January 1, 1993. No grant of any option shall be valid unless granted prior to January 1, 2003.

                                      II.

                    ADMINISTRATION AND AMENDMENT OF THE PLAN

     The Plan shall be administered by the Executive Compensation Committee (the "Committee") which shall consist of at least two members of the Board of Directors who are not employees of the Company and who are appointed to the Committee from time to time by the Board of Directors. If any member of the Committee becomes an employee of the Company, his membership on the Committee shall automatically terminate. A majority of the Committee shall constitute a quorum and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed to be valid acts of the Committee. No member of the Committee shall be eligible to receive an option under the Plan.

     The Company shall effect the grant of options to such employees and in such arnounts as the Committee directs. The Committee from time to time may adopt rules and regulations for carrying out the Plan. The determination or the interpretations and constructions of any provision of the Plan by the Committee, shall be final and conclusive unless otherwise determined by the Board. The determinations or the interpretations and constructions of any provision of the Plan by the Board shall be final and conclusive. The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares of stock at the time not subject to outstanding options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of a majority of the stock of the Company, no such revision or amendment shall change the number of shares of stock subject to the Plan (except as may occur as a result of an occurrence described in Section V), change the designation of the class of employees eligible to receive options, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon.

                                      III.

                                  ELIGIBILITY

     Options may be granted only to those individuals who in the discretion of the Committee have made significant contributions to the Company or any subsidiary thereof, including officers and directors who are full or part-time employees of the Company, but excluding directors who are not employees of the Company. The Plan does not and will not confer upon any right to employment with the Company, nor will the Plan have any effect upon his right, or upon the right of the Company, to terminate the association at any time.

                                      IV.

                                  OPTION TERMS

     Stock Options granted pursuant to this Plan shall be evidenced by a stock option agreement executed by the Company and by the optionee to whom such option is granted, which options shall contain or be subject to the following terms and conditions:

A. Each agreement shall state the number of shares subject to the option granted.

B. The purchase price of each share under the option shall be established by the Committee at the time at which such option is granted, provided that no such purchase price shall be less than 100% of the fair market value of the Stock at the time of grant.

C. The period of the option shall be that which is established by the Committee at the time at which the option is granted, provided that no option granted shall be exercisable after the expiration of ten years from the date of grant.

D. The option may be exercised only if the optionee has been continuously associated with the Company since the date of the grant. Except as otherwise specifically provided herein, the optionee must hold the option for at least six (6) months prior to exercise. If an optionee shall cease to be associated with the Company for any reason other than death, he may, but only within two weeks of such cessation, exercise his option to the extent he was entitled to exercise it as of the date of such cessation.

In the event of death of an optionee while associated with the Company, the option shall be exercisable only within three months of the date of the optionee's death and then only by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee and shall be exercisable only to the extent that the optionee was entitled to exercise the option at the date of his death.

If an optionee is terminated without cause, his options may, but only at the express discretion of the Board, continue to be exercised throughout their term, as defined in this Section.

E. The option price shall be paid in cash, by check, or, with the consent of the Committee, by a non-interest bearing promissory note up to the limit permitted under the Federal Reserve Board regulations, of term no greater than seven years, payable to the Company, which shall be secured by a pledge of the shares to be acquired upon exercise of the Option. In addition, payment for shares purchased under an option may, with the consent of the Committee, be made, in whole or in part, by tendering shares of the Company's common stock, valued at fair market value, in lieu of cash.

F. Options granted under the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of the descent or distribution, and may be exercised during the lifetime of the optionee only by that optionee.

G. The number of shares and exercise price of any option granted hereunder shall be adjusted to take into account any stock dividends, stock splits, stock exchanges, mergers, consolidation or other capital changes, excluding payment of cash dividends, occurring between the date of grant and the date of exercise.

H. The option agreements authorized under this Plan shall contain such other provisions or restrictions as the Committee or the Board of Directors shall deem advisable.

                                       V.

                               UNDERLYING SHARES

The Company shall set aside 1,000,000 shares of its common stock (after taking account of the I for 6 reverse stock split effective June 29, 1992) to be made available for stock options granted pursuant to this Plan, the Butler International, Inc. 1992 Incentive Stock Option Plan, and the Butler International, Inc. 1992 Stock Bonus Plan. The number of shares available shall be adjusted to take into account any future stock dividends, stock splits, stock exchanges, mergers, consolidations or other capital changes.

     Exercise of any options granted hereunder shall be further subject to compliance with all state and federal laws relating to the offer and sale of securities. In the event shares of stock subject to such options are not covered by a registration statement, such options may be exercised only upon the optionee making certain representations in writing to the Company that, at the time of such exercise, the optionee intends to acquire such shares for investment and not for distribution or resale and certain other representations relating to the optionee's intent as in the opinion of counsel to the Company may be necessary to qualify the offer and sale of such shares for such exemptions, if any, from the registration requirements of state and federal securities laws as may be deemed to be available. If any law or regulation of the Securities and Exchange Commission, or of any other commission or agency having jurisdiction or regulatory authority over the issuance of such shares shall require the Company or the exercising optionee to take any action with respect to the shares of stock acquired by the exercise of the option, then the date upon which the Company shall deliver or cause to be delivered the stock certificate or certificates for the shares of stock shall be postponed until full compliance has been made with all such requirements. Although not bound by anything herein to do so, the Company may file a registration statement with the appropriate state and federal regulatory authorities as to the shares of stock subject to such options. In the event the Company does file such a registration statement, the Company may, but is not obligated to, maintain the effectiveness of such registration statement by filing amended and supplemental prospectuses with the appropriate regulatory authorities.

                           BUTLER INTERNATIONAL, INC.
                        1992 INCENTIVE STOCK OPTION PLAN
                    (AS PROPOSED TO BE AMENDED MAY 30, 1996)

     The purpose of the Butler International, Inc. 1992 Incentive Stock Option Plan (the "Plan") is to advance the interests of Butler International, Inc. (hereinafter called the "Company") and its stockholders by strengthening the Company's ability to attract and retain employees of experience and ability and to furnish additional incentives to those employees upon whose judgment, initiative, and efforts the successful conduct and development of the business of the Company largely depends. This Plan is intended to be an incentive stock option plan within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted in accordance with the terms hereof and as provided in Section 422A of the Code are to be incentive stock options. Options granted and not so qualifying under the Code are called non-qualified stock options. The Plan will be effective as of January 1, 1993. Options granted and not so qualifying under the Code are called non-qualified stock options. The Plan will be effective as of January 1, 1993.

     1.   Administration and Amendment of the Plan.  The Plan shall be
          ----------------------------------------
administered by the Executive Compensation Committee (the "Committee") which shall consist of at least two members of the Board of Directors who are not employees of the Company and who are appointed to the Committee from time to time by the Board of Directors. If any member of the Committee becomes an employee of the Company, his membership on the Committee shall automatically terminate. A majority of the Committee shall constitute a quorum and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed to be valid acts of the Committee. No member of the Committee shall be eligible to receive an option under the Plan.

     The Company shall effect the grant of options to such employees and in such amounts as the Committee directs. The Committee, from time to time, may adopt rules and regulations for carrying out the Plan. The determination or the interpretations and constructions of any provision of the Plan by the Committee, shall be final and conclusive unless otherwise determined by the Board. The determinations or the interpretations and constructions of any provision of the Plan by the Board, shall be final and conclusive. The Board of Directors may, insofar as permitted by law, from time to time, with respect to any shares of Stock (as defined below) at the time not subject to outstanding options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of a majority of the Stock of the Company, no such revision or amendment shall change the number of shares of Stock subject to the Plan (except as may occur as a result of an occurrence described in Section (6), change the designation of the class of employees eligible to receive options, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon.

     2.   Shares of Stock Subject to the Plan.  A total of 1,000,000 shares of
          -----------------------------------
the authorized common stock of the Company, par value $0.001 per share ("Stock"), (after taking account of the I for 6 reverse stock split effective June 29, 1992) shall be reserved for issuance under the Plan, the Butler International, Inc. 1992 Stock Option Plan and the Butler International, Inc. 1992 Stock Bonus Plan. Such shares subject under the Plan to an option which, for any reason, expires or is terminated unexercised may again be subject to an option under the Plan.

     3.   Eligibility.  Options may be granted only to those individuals who in
          -----------
the discretion of the Committee have made significant contributions to the Company or any subsidiary thereof, including officers and directors who are full or part-time employees of the Company, but excluding directors that are not employees of the Company. The Plan does not and will not confer upon any right to employment with the Company, nor will the Plan have any effect upon his right, or upon the right of the Company, to terminate the association at any time

     4.  Price.  The exercise price shall be not less than the fair market value
         -----
of the Stock on the day the option is granted; provided however that if the employee to whom the option is granted, on the date of grant, possesses more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, then the exercise price shall be at least 110 percent of the fair market value of the shares of Stock subject to the option on the day the option is granted. In the event that the Company's Stock is traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") then the fair market value of the Stock will be the average between the closing bid and asked price as reported by NASDAQ or such other similar and/or replacement quotation system on the day the option is granted.

     5.   Other Terms and Conditions.  Each option granted shall be evidenced by
          --------------------------
a stock option agreement which shall be executed by the Company and by the employee to whom such option is granted (the "optionee") and shall contain, or be subject to, the following terms and conditions:

(a) The option, by its terms, shall not be exercisable after the period of time established by the Committee provided that no option granted shall be exercisable after the expiration of ten years from the date of grant; provided further that no option granted to an employee who, on the date of grant, possesses more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company shall be exercisable after the expiration of five years from the date of grant. Except as otherwise specifically provided herein, no option granted hereunder shall be exercisable until six months after the grant thereof.

(b) The option can be exercised only if the optionee has been continuously employed by the Company since the date of its grant. Absence on leave approved by the Company shall not be considered an interruption of employment. If an optionee shall cease to be employed by the Company for any reason other than death, retirement or disability (within the meaning of Section 105 (d)(4) of the Code), he or she may, but only within three months of such cessation (but in no event more than ten years from the date of grant), exercise his or her options to the extent that he or she was entitled to exercise it as of the date of the cessation. The Plan does not and will not confer upon any optionee any right with respect to continuance of employment by the Company, nor will it interfere in any way with his or her right, or the Company's right, to terminate his or her employment at any time. In the event of the disability or retirement of an optionee while in the employ of the Company, the option shall be exercisable only within two weeks of the date of the optionee's disability or retirement (but in no event more than ten years from the date of grant) and shall be exercisable only to the extent that the optionee was entitled to exercise the option at the date of his or her disability or retirement. Upon the death of any optionee, while in active employment or within the two week period referred to above, the person or persons to whom such optionee's rights under the option are transferred by will or the laws of descent and distribution may within three months (but in no event more than ten years from the date of grant), of the date of such optionee's death, purchase all of any part of the shares with respect to which the optionee was entitled to exercise at the date of his or her death. If an optionee is terminated without cause, his options may, but only at the express discretion of the Board, continue to be exercised throughout their term. as defined in this Section.

(c)  The option shall be valid only if granted prior to January 1, 2003.

(d) Exercise of any options granted hereunder shall be further subject to compliance with all state and federal laws relating to the offer and sale of securities. In the event shares of Stock subject to such options are not covered by a registration statement, such options may be exercised only upon the optionee making certain representations in writing to the Company at the time of such exercise to the effect that the optionee intends to acquire such shares for investment and not for distribution or resale and such other representations relating to the optionee's intent as in the opinion of counsel to the Company may be necessary to qualify the offer and sales of such shares for such exemptions if any, from the registration requirements of state and federal securities laws as may be deemed to be available.

(e) The option price shall be paid in cash, by check, or, with the consent of the Committee, by a noninterest bearing promissory note up to the limit permitted under the Federal Reserve Board regulations, of term no greater than seven years, payable to the Company, which shall be secured by a pledge of the shares to be acquired upon exercise of the option. In addition, payment for shares purchased under an option may, with the consent of the Committee, be made, in whole or in part, by tendering shares of the Company's common stock, valued at fair market value, in lieu of cash.

(f) The option shall be nontransferable except by will or by the laws of descent and distribution, and during the lifetime of the optionee the option shall be exercisable only by the optionee. No optionee or person who acquired the right to exercise such option by will or by the laws of descent and distribution, as the case may be, will be deemed to be a holder of any shares subject to an option unless and until certificates for such shares are issued to him or her or such person.

(g) The aggregate value of stock options which may become initially exercisable in any calendar year shall not exceed $100,000. If the options initially exercisable in any calendar year do exceed $100,000, the excess over $100,000 shall be treated as non-qualified stock options.

(h) If provided for in the Incentive Stock Option Agreement, Optionee may, at any time while this Plan remains in effect, pursuant to paragraphs (1) through (3) below, sell any Stock acquired pursuant to the Plan back to the Company

     (1) In order to sell Stock back to the Company, Optionee must give written notice to the Company which states the number of shares he wishes to sell to the Company.


     (2) Within 30 calendar days after the Company's receipt of the notice described in paragraph (1), the Company will purchase all of the shares covered by Optionee's notice. Optionee may, by written notice, at any time, either withdraw his request to have his shares purchased or have the Company delay purchases of his shares pursuant to any purchase schedule Optionee may request.

     (3) All purchases under this Section will be made at the fair market value of the Stock on the date such shares are tendered.

     6.  Dilution or other adjustments.  In the discretion of the Board of
         -----------------------------
Directors, the 1,000,000 shares of Stock reserved hereunder and under the Butler International, Inc. 1992 Stock Option Plan and the Butler International, Inc. 1992 Stock Bonus Plan, and the number of shares subject to, and the exercise price of, any options granted and outstanding hereunder shall be adjusted to take into account any future stock dividends, stock splits, stock exchanges, mergers, consolidations, reorganizations, recapitalizations, or other changes in the corporate structure affecting the Company's Stock.

                           BUTLER INTERNATIONAL, INC.
                             1992 STOCK BONUS PLAN
                    (AS PROPOSED TO BE AMENDED MAY 30, 1996)

1.   Purpose.  This 1992 Stock Bonus Plan (the "Plan") of Butler International,
     -------
     Inc. (the "Company") is hereby adopted for the purpose of furthering the interests of the Company by providing incentives for officers and key employees of the Company who may be designated for participation in the Plan and to provide additional means of attracting and retaining competent personnel.

2.   Administration.  The Plan shall be administered by the Executive
     --------------
     Compensation Committee (referred to herein as the "Committee"). The Committee shall at all times consist of at least two directors of the Company. All members of the Committee shall be "disinterested directors", as defined in Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. Accordingly, no member of the Committee shall have received, for a period of at least one year prior to his or her serving as a member of the Committee, any grant or award of any equity securities of the Company pursuant to the Plan or any other plan of the Company except under any formula plan, ongoing securities acquisition plan, or pursuant to an election to receive an annual retainer in cash or securities, as described in Rule 16b-3. Committee members may not receive awards under the Plan.

3.   Interpretation.  Subject to the provisions of the Plan and applicable law,
     --------------
     the Committee is authorized to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan and to any awards made thereunder, and to make all other determinations necessary or advisable for the administration of the Plan.

4.   Participants.  The Committee shall determine and designate from time to
     ------------
     time those individuals who in the discretion of the Committee have made significant contributions to the Company or any subsidiary thereof, including officers and directors who are full or part-time employees of the Company, but excluding directors who are not employees of the Company. The Plan does not and will not confer upon any right to employment with the Company, nor will the Plan have any effect upon his right, or upon the right of the Company, to terminate the association at any time.

     The Committee may make awards pursuant to this Plan ("Awards") to such participants of shares of the common stock, par value $.001 per share, of the Company ("Shares") in such amounts as the Committee shall from time to time determine. No member of the Committee shall have any right to participate in the Plan or to vote or decide upon any matter relating solely to a member of his immediate family or solely to any rights or benefits of a member of his immediate family under the Plan. Participation in the Plan shall not confer any right of continuation of service as a director, officer or employee of the Company.

5.   Criteria for Award.  The Committee may make Awards under the Plan based on
     ------------------
either of the following bases:

     (a) The Committee may determine those officers or employees of the Company who may become eligible to become participants, and establish certain goals or minimum targets which, if met or achieved, will enable each of the participants to receive an Award under the Plan; or

     (b) The Committee may identify those officers and employees who have made contributions to the Company and who are deserving of special awards for their efforts, and make an Award to each of them; or

     (c) A combination of (a) and (b) above.

6.   Shares Subject to the Plan.  The Company shall reserve and keep available
     --------------------------
     1,000,000 Shares (after taking account of the I for 6 reverse stock split effective June 29, 1992) of the authorized and unissued Shares of the Company for issuance to participants under the Plan, the Butler International, Inc. 1992 Stock Option Plan and the Butler International, Inc. 1992 Incentive Stock Option Plan. If any Awards made under the Plan are forfeited, in whole or in part, the Shares so released from the Award may be made the subject of other Awards under the Plan.

7.   Share Restructure.  In the event there is any change in the Company's
     -----------------
     Shares, as by stock splits, reverse stock splits, stock dividends, reclassifications or recapitalization, the number and type of Shares available for Awards under the Plan shall be appropriately adjusted by the Committee.

8.   Effect of Award.  The granting of an Award shall take place only when an
     ---------------
     Award Certificate is executed by or on behalf of the Committee and delivered to the participant, and all conditions for the effectiveness of the Award have been satisfied. The issuance of an Award Certificate to a participant shall entitle such participant to receive the number of Shares specified in the Award Certificate as a bonus under this Plan, without any monetary consideration for such Shares.

9.   Presentment of Award Certificates.  To receive Shares upon the grant of an
     ---------------------------------
     Award, a participant (or his successor) shall present and surrender the Award Certificate to the Secretary of the Company at the Company's principal executive offices within 30 days after the date of the Award. Certificates representing the shares will generally be issued to the participant within 15 days after proper presentment of the Award Certificate. If the Award Certificate is presented by the successor of a participant following his death, proof shall be submitted, satisfactory to the Committee, of the right of the successor to receive such Shares. If the Award Certificate is not presented within the proper time, the Award shall be deemed to have lapsed, unless the Committee extends the time for presentment, and the Shares issuable thereunder shall thereafter become available for future Awards.

10.  Transfer of Awards.  No Award or Award Certificate shall be transferable
     ------------------
     otherwise than by will or the laws of descent and distribution, and may be presented for issuance of Shares during his lifetime only by the participant and only in the manner set forth herein.

11.  Termination and Forfeiture of Awards.  An Award will terminate, be
     ------------------------------------
     forfeited and lapse immediately if such participant's employment or relationship with the Company terminates for any reason other than the death or disability of the participant. If participant's employment or relationship with the Company is terminated for disability or death, the participant or his personal representative, estate or heirs, as the case may be, subject to any restrictions in effect or imposed by the Committee at the time the Award is made, may present the Award and receive the Shares during a period of six months after such date.

12.  Rights as Stockholder.  A participant shall have no rights as a stockholder
     ---------------------
     until the date of the issuance to him of a certificate representing such Shares; provided, however, that in the absence of any extraordinary events, certificates representing Shares in respect of which an Award has been presented shall be issued on or before the tenth day after proper presentment. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Award is properly presented in the manner set forth herein.

13.  Holding Period.  A participant shall hold, and not sell or otherwise
     --------------
     dispose of, Shares received under the Plan for a period of six months after the date of receipt of the Shares.

14.  Amendments and Termination.  The Board of Directors may, insofar as
     --------------------------
     permitted by law, from time to time, with respect to any shares of stock at the time not subject to outstanding Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the holders of a majority of the stock of the Company, no such revision or amendment shall change the number of shares of stock subject to the Plan (except as may occur as a result of an occurrence described in Section 7), change the designation of the class of employees eligible to receive awards, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an award under the Plan while serving thereon.

15.  Period of Plan.  The Plan shall become effective on January 1, 1993; unless
     --------------
     extended or earlier terminated by the Board of Directors, the Plan shall continue in effect until, and shall terminate on, the tenth anniversary of the effective date of the Plan.

                           BUTLER INTERNATIONAL, INC.
               1992 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                    (AS PROPOSED TO BE AMENDED MAY 30, 1996)

                                   1. PURPOSE

     The purpose of the Butler International, Inc. 1992 Stock Option Plan for Non-employee Directors (the "Plan") is to promote the interests of Butler International, Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable nonemployee directors and by encouraging such directors to acquire an increased proprietary interest in the Company.

                       2. SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Article 7, the total number of shares of common stock (the "Common Stock") of the Company for which options may be granted under the Plan in each fiscal year during any part of which the Plan is effective (the "Shares") shall be 60,000; the total number of shares reserved for this Plan is 250,000 (all references to number of shares herein shall mean such number of shares after taking account of the 1 for 6 reverse stock split effective June 29, 1992). The Shares shall be shares currently authorized but unissued or currently held on subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the Shares subject to, but not delivered under, such option may become available for the grant of other options under the Plan. No shares deliverable to the Company in full or partial payment of an option purchase price payable pursuant to Paragraph 6.3 shall become available for the grant of other options under the Plan.

                       3. ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Board of Directors (the "Board"). Subject to the terms of the Plan, the Board shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Board deems desirable.

                        4. PARTICIPATION IN THE PLAN

     Each member of the Company's Board of Directors (a "Director") who is not otherwise an employee of the Company or any subsidiary of the Company (an "Eligible Director") shall be eligible to participate in the Plan.

                      5. NONSTATUTORY STOCK OPTIONS

     All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

                                6. OPTION TERMS

     Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

6.1  OPTION AGREEMENTS

     Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company and the Eligible Director to whom such option is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Board. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

6.2  OPTION GRANT SIZE AND GRANT DATES

     6.2.1 FIRST GRANTS. An option to purchase 10,000 Shares (as adjusted pursuant to Article 7) shall be granted to each Director who is an Eligible Director immediately following the Annual Meeting (as described in the Company's ByLaws) at which the Plan is approved by the stockholders of the Company.


     6.2.2 SUBSEQUENT GRANTS. An option to purchase 10,000 Shares (as adjusted pursuant to Article 7) shall be granted to each director who is an Eligible Director on the days immediately following the Annual Meetings held subsequent to the Annual Meeting at which the Plan was approved by the stockholders of the Company. An additional option to purchase 10,000 shares (as adjusted pursuant to Article 7) shall be granted to a director who is an Eligible Director on the day immediately following the Annual Meeting at which such Eligible Director is first elected to the Board of Directors of the Company.

6.3  OPTION EXERCISE PRICE

     The option exercise price per share shall be the Fair Market Value (as hereinafter defined) on the date of grant. For purposes of the Plan, "Fair Market Value" equals the mean of the closing bid and asked prices for the Common Stock as reported in The Wall Street Journal.
                     -----------------------

6.4  VESTING; EXERCISABILITY

An option shall vest, become nonforfeitable and exercisable when, and only if, the optionee continues to serve as a Director until the Annual Meeting following the year in which the option was granted.

6.5  TIME AND MANNER OF OPTION EXERCISE

     Any vested and exercisable option is exercisable in whole or in part at any time or from time to time during the option period by giving written notice, signed by the person exercising the option, to the Company stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full of the option exercise price for the number of Shares to be purchased. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the stock option as to such number of Shares. No option may at any time be exercised with respect to a fractional share.

6.6  PAYMENT OF EXERCISE PRICE

Payment of the option exercise price may be in cash or by bank-certified, cashier's, or personal check, or payment may be in whole or in part by

     a. transfer to the Company of shares of the Common Stock having a Fair Market Value equal to the option exercise price at the time of such exercise,

     b. delivery of instruction to the Company to withhold from the option shares that would otherwise be issued on the exercise that number of option shares having a Fair Market Value equal to the option exercise price at the time of such exercise, or

     c. delivery of a non-interest bearing promissory note up to the limit permitted under Federal Reserve Board regulations, of term no greater than seven years, payable to the Company, which shall be secured by a pledge of the Shares of Common Stock to be acquired upon exercise of the option.

     If the Fair Market Value of the number of whole shares transferred or the number of whole option shares surrendered is less than the total exercise price of the options, the shortfall must be made up in cash.

6.7  TERM OF OPTIONS

     Each option shall expire ten years from its date of grant, but shall be subject to earlier termination as follows:

     a. In the event of the termination of an optionee's service as a Director, other than by reason of retirement, total and permanent disability, or death, the then-outstanding option of such optionee shall automatically expire on the effective date of such termination. For purposes of the Plan, the term "by reason of retirement" means (i) mandatory retirement pursuant to Board policy or (ii) termination of service at a time when the optionee would be entitled to a retirement benefit under the Company's Employee Retirement Plan, as then in effect, if the Eligible Director were an employee of the Company.

     b. In the event of the termination of an optionee's service as Director by reason of retirement or total and permanent disability, or in the event of the death of an optionee while the optionee is a Director, the then-outstanding options of such optionee shall expire one year after the date of such termination or death, or on the stated grant expiration date, whichever is earlier.

     Exercise of a deceased optionee's options that are still exercisable shall be by the estate of such optionee or by a person or persons whom the optionee has designated in writing filed with the Company, or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.

6.8  TRANSFERABILITY

     The right of any optionee to exercise an option granted under the Plan shall, during the lifetime of such optionee, be exercisable only by such optionee and shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution.

6.9  LIMITATION OF RIGHTS

    6.9.1 LIMITATION AS TO SHARES. Neither the recipient of an option under the Plan nor an optionee's successor or successors in interest shall have any rights as a stockholder of the Company with respect to any shares subject to an option granted to such person until the date of issuance of a stock certificate for such Shares.

     6.9.2 LIMITATION AS TO DIRECTORSHIP. Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

6.10 REGULATORY APPROVAL AND COMPLIANCE

    The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan or to record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining, to the complete satisfaction of the Company, the approval of all regulatory bodies deemed necessary by the Company and without complying, to the Company's complete satisfaction, with all rules and regulations under federal, state, or local law deemed applicable by the Board.

                          7. CAPITAL ADJUSTMENTS

    The aggregate number and class of Shares subject to and authorized by the Plan, the number and class of Shares with respect to which an option may be granted to an Eligible Director under the Plan as provided in Article 6, the number and class of Shares subject to each outstanding option, and the exercise price per share specified in each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common stock resulting from a split-up or consolidation of shares or any like capital adjustment or the payment of any stock dividend, or other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

                            8. EXPENSES OF THE PLAN

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Company, and none of such expenses shall be charged to any optionee.

                       9. EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective immediately following approval by the Company's stockholders.

                  10. TERMINATION AND AMENDMENT OF THE PLAN

     The Board may amend, terminate or suspend the Plan at any time in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment shall be made more than once every six months that would change the amount, price or timing of the Grants, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided further, that if required to qualify the Plan under Rule 16b-3, no amendment that would

     a. materially increase the number of Shares that may be issued under the Plan,

     b. materially modify the requirements as to eligibility for participation in the Plan, or

     c. otherwise materially increase the benefits accruing to participants under the Plan,

shall be made without the approval of the Company's Stockholders.

PROXY                                                                      PROXY
                           BUTLER INTERNATIONAL, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 1996

     The undersigned stockholder of BUTLER INTERNATIONAL, INC. hereby appoints HUGH G. McBREEN, NIKHIL S. NAGASWAMI, AND WARREN F. BRECHT, each with full power of substitution, as attorneys and proxies to vote all of the shares of stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held on Thursday, May 30, 1996 at 4:00 p.m. at its headquarters facility, 110 Summit Avenue, Montvale, New Jersey, or at any and all adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below, and for the transaction of such other business as may properly come before said meeting or any and all adjournments thereof, all as set forth in the April 24, 1996 Proxy Statement for said meeting:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.


1.   Election of Director.
     ___        FOR the nominee,       ___          WITHHOLD AUTHORITY to vote for the nominee,
                John F. Hegarty                     John F. Hegarty

2.   Proposal to amend the 1992 Stock Option Plan, 1992 Incentive Stock Option
     Plan, and 1992 Stock Bonus Plan.
     ___        FOR                    ___          AGAINST          ___             ABSTAIN

3.   Proposal to amend the 1992 Stock Option Plan for Non-Employee Directors.
     ___        FOR                    ___          AGAINST          ___             ABSTAIN

     A majority of the members of said Proxy Committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all of the powers of said Proxy Committee.

     THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NO DIRECTION IS INDICATED WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEE LISTED HEREIN; AND FOR PROPOSALS 2 AND 3 AS DESCRIBED HEREIN. ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PROXY COMMITTEE.

                                              _______________________________

                                              _______________________________
                                                 (Signature of Stockholder)

                                              DATED: ______________________ 1996

                                       NOTE:  PLEASE SIGN EXACTLY AS YOUR NAME
                                              OR NAMES APPEAR TO THE LEFT. IF
                                              THE STOCK IS REGISTERED IN THE
                                              NAME OF MORE THAN ONE PERSON, THE
                                              PROXY SHOULD BE SIGNED BY ALL
                                              NAMED HOLDERS. WHEN SIGNING AS
                                              ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                              TRUSTEE OR GUARDIAN, PLEASE GIVE
                                              FULL TITLE. IF A CORPORATION,
                                              PLEASE SIGN IN FULL CORPORATE NAME
                                              BY PRESIDENT OR OTHER AUTHORIZED
                                              OFFICER. IF A PARTNERSHIP, PLEASE
                                              SIGN IN PARTNERSHIP NAME BY
                                              AUTHORIZED PERSON.